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                                                                  Exhibit 10.12j

                          WAIVER AND AMENDMENT NO. 10

                                       TO

                                CREDIT AGREEMENT

                  This WAIVER AND AMENDMENT NO. 10 to CREDIT AGREEMENT (the "Amendment"), dated as of June 16, 2000, is entered into by and among American Architectural Products Corporation, a Delaware corporation ("AAPC"), Eagle & Taylor Company, a Delaware corporation, Forte, Inc., an Ohio corporation, Western Insulated Glass, Co., an Arizona corporation, Thermetic Glass, Inc., a Delaware corporation, Binnings Building Products, Inc., a Delaware corporation, Danvid Window Company, a Delaware corporation, Modern Window Corporation, formerly known as Modern Window Acquisition Corporation, a Delaware corporation, American Glassmith, Inc., formerly known as American Glassmith Acquisition Corporation, a Delaware corporation, VinylSource, Inc., a Delaware corporation, American Weather-Seal Company, formerly known as Weather-Seal Acquisition Corporation, a Delaware corporation, Eagle Window & Door Center, Inc., a Delaware corporation, Denver Window Company, formerly known as Denver Window Acquisition Corporation, a Delaware corporation, AAPC One Acquisition Corporation, a Delaware corporation, and AAPC Two Acquisition Corporation, a Delaware corporation (the "Borrowers"), the financial institutions party hereto (the "Lenders"), and BankBoston, N.A., in its capacity as contractual representative for itself and the other Lenders (the "Agent") under that certain Credit Agreement, dated as of June 9, 1998, as amended, by and among the Borrowers, the Lenders and the Agent (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

                                   WITNESSETH

                  WHEREAS, the Borrowers have not satisfied certain reporting requirements set forth in Sections 7.1(A)(i), (ii), and (iii) (the "Financial Reporting Default");

                  WHEREAS, the Borrowers' Minimum Fixed Charge Coverage Ratio did not equal or exceed 1.10 for the fiscal quarter ended March 31, 2000 (the "Fixed Charge Default");

                  WHEREAS, each of the the Financial Reporting Default and the Fixed Charge Default constitutes a Default under the Credit Agreement (together, the "June 16, 2000 Defaults");

                  WHEREAS, the Borrowers have requested that the Lenders and the Agent provide a limited waiver under the Credit Agreement with respect to the June 16, 2000 Defaults;

                  WHEREAS, the Borrowers, the Lenders and the Agent also wish to amend the Credit Agreement in certain respects;

                  WHEREAS, the Lenders and the Agent are willing to provide the requested limited waivers and amend the Credit Agreement on the terms and conditions set forth herein;


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                  NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Agent and the Lenders hereby agree as follows:

         1. Limited Waiver for June 16, 2000 Defaults. Effective as of the date hereof, as expressly limited hereby and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders and the Agent hereby agree to waive those requirements related to the June 16, 2000 Defaults set forth in the Credit Agreement, which, if not waived, would cause the June 16, 2000 Defaults to constitute Defaults; provided, however, that with respect to the Financial Reporting Default, the waiver granted hereby shall terminate and such Financial Reporting Default shall constitute a Default if the Borrowers do not deliver to the Agent by July 31, 2000 those reports required under Sections 7.1(A)(i), (ii), and (iii), that were required to be delivered during the course of the period beginning December 31, 1999 and ending May 31, 2000; provided, further that the waiver granted hereunder with respect to the Fixed Charge Default shall apply to Section 7.4(A) as it existed immediately prior to the effectiveness of this Amendment.

         2. Amendment. Effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

                  (a) Section 7.4(A) of the Credit Agreement is hereby amended to delete therefrom clause (iii) set forth therein and to substitute therefor the following:

                  "(iii) .04 to 1.00 for the fiscal quarter ending June 30, 2000; and

                  (iv) 1.10 to 1.00 for each fiscal quarter beginning with the fiscal quarter ending September 30, 2000 through the Termination Date."

                  (b) Section 7.4(C) of the Credit Agreement is hereby amended in its entirety as follows:

                  "(C) Minimum EBITDA. The Borrowers, on a consolidated basis, shall not permit EBITDA to be less than the amounts set forth below for each of the fiscal quarters ending on the dates set forth below:

                  Minimum EBITDA                     Fiscal Quarter End Date
                  --------------                     -----------------------
                  $3,900,000                            June 30, 2000
                  $6,300,000                            September 30, 2000
                  $4,600,000                            December 31, 2000

                  In each case, EBITDA shall be determined as of the last day of each fiscal quarter for the fiscal quarter ending on such date."



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         3. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received executed originals of this Amendment from the Borrowers and the Required Lenders.

         4. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:

                  (a) The Credit Agreement to which each Borrower is a party as previously executed constitutes the legal, valid and binding obligation of such Borrower and is enforceable against such Borrower in accordance with its terms.

                  (b) Upon the effectiveness of this Amendment, each Borrower hereby (i) represents that no Default or Unmatured Default exists under the terms of the Credit Agreement, (ii) reaffirms all covenants, representations and warranties made in the Credit Agreement, and (iii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or the Agent under the Credit Agreement or any related document, instrument or agreement. The Agent and the Lenders expressly reserve all of their rights and remedies, including the right to institute enforcement actions in consequence of any existing Defaults or Events of Default not waived hereunder at any time without further notice, under the Credit Agreement, all other documents, instruments and agreement executed in connection therewith, and applicable law.

         5. Effect on the Credit Agreement.

                  (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to such Credit Agreement, as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         6. Costs and Expenses. The Borrowers agree to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent and the Lenders in connection with the preparation, arrangement, execution and enforcement of this Amendment.



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         7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws (including, without limitation, Section 735 ILCS 105/5-1 et seq. but otherwise without regard to the conflict of law provisions) of the State of Illinois.

         8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         10. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

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                  IN WITNESS WHEREOF, this Waiver and Amendment No. 9 has been duly executed as of the day and year first above written.

AMERICAN ARCHITECTURAL                     BANKBOSTON, N.A., individually and as
PRODUCTS CORPORATION                       Agent

EAGLE AND TAYLOR COMPANY
                                           By:  /s/ Edward Bartkowski
                                              -----------------------
FORTE, INC.                                Name: Edward Bartkowski
                                           Title: Authorized Officer
WESTERN INSULATED GLASS, CO.

THERMETIC GLASS, INC.

BINNINGS BUILDING PRODUCTS, INC.

DANVID WINDOW COMPANY

MODERN WINDOW CORPORATION

AMERICAN GLASSMITH, INC.

VINYLSOURCE, INC.

AMERICAN WEATHER-SEAL
COMPANY

EAGLE WINDOW & DOOR CENTER, INC.

DENVER WINDOW COMPANY

AAPC ONE ACQUISITION CORPORATION

AAPC TWO ACQUISITION CORPORATION

By:  /s/ William T. Hull
     -------------------
(on behalf of the above-listed parties)
     Name:  William T. Hull
     Title: Chief Financial Officer